PERRIN ACCOUNTING, P.C.

Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Members of the Board

Chartwell International, Inc.

We consent to incorporation by reference in the Post-Effective Amendment No. 1 to Form SB-2 (Registration No. 333-129493) of Chartwell International, Inc. (No. 005-59509) of our report dated March 23, 2006 on the audited financial statements of Cranberry Creek Railroad, Inc., related to the Unaudited Pro-forma Combined Balance Sheets of Chartwell International, Inc. as of January 31, 2006, and the related Unaudited Pro-forma Combined Statement of Operations from inception on March 3, 2005 to July 31, 2005 for Chartwell International, Inc. and for the year ended December 31, 2005 for Cranberry Creek Railroad, Inc., and the Unaudited Pro-forma Combined Statement of Operations for the six months ended January 31, 2006.

Perrin Accounting, P.C.

Baltimore, Maryland

May 14, 2006

CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCCOUNTANTS

BALTIMORE, MARYLAND

201 North Charles Street Suite 2204

Baltimore, Maryland 21201

Phone: 410-287-1300	Fax: 410-287-1312

NORTH EAST, MARYLAND

14 Rogers Road	Suite 205

North East, Maryland 21901

Phone: 410-287-1300	Fax: 410-287-1312